Exhibit 99.1

Camden National Corporation Reports 18% Increase in Earnings for the Third Quarter of 2010

CAMDEN, Maine--(BUSINESS WIRE)--October 26, 2010--Camden National Corporation (NASDAQ: CAC; the “Company”) reported net income of $7.4 million for the three months ended September 30, 2010 compared to $6.3 million in the third quarter of 2009 and $5.6 million in the second quarter of 2010. Net income for the third quarter of 2010 compared to the same period a year ago increased $1.1 million or 18%. Earnings per diluted share for the third quarter of 2010 were $0.97 compared to $0.83 for the same period last year and $0.73 in the previous quarter. For the third quarter of 2010, return on average assets was 1.29% and return on average equity was 14.66%.

Net income for the nine months ended September 30, 2010 was $18.3 million, an increase of 5% compared to $17.5 million for the same period in 2009. The return on average assets and average equity for the nine months ended September 30, 2010 was 1.08% and 12.43%, respectively.

Earnings for the third quarter were positively impacted by the legal settlement related to the Company’s investment in auction pass-through certificates with Federal Home Loan Mortgage Corporation preferred stock assets. This settlement resulted in an additional $2.0 million in pre-tax income or $0.17 per diluted common share after tax. “We are pleased that rigorous legal pursuit resulted in a partial recovery of the $15.0 million investment write-down recorded in 2008,” said Gregory A. Dufour, president and chief executive officer of the company. “The Company experienced an improvement in net interest income and lower credit provisions this quarter that were offset by a decline in non-interest income (excluding the $2.0 million legal settlement) and increased salaries and employee benefit expenses.”

Asset Quality and the Provision for Credit Losses

The Company’s level of non-performing assets declined in the third quarter of 2010 due to a combination of the sale of other real estate owned, charge-offs and fewer loans moving into non-performing status. Non-performing assets were $23.7 million, or 1.03% of total assets, at September 30, 2010 compared to $25.9 million, or 1.13% of total assets, at June 30, 2010 and $25.1 million, or 1.13% of total assets, at December 31, 2009. The Company’s non-performing assets to total assets ratio compares favorably to its national peer group’s average of 3.86% based on the most recent Bank Holding Company Performance Report dated June 30, 2010 provided by the Federal Reserve System.

Net loan charge-offs were $1.2 million and $3.2 million in the three and nine months ended September 30, 2010, respectively, compared with $1.2 million and $4.8 million in the same periods a year ago, respectively. Annualized net charge-offs to average loans equaled 0.32% for the third quarter of 2010 as well as for the third quarter of 2009 and the year-to-date annualized net charge-offs equaled 0.27% for 2010 and 0.42% for the same period a year ago. The Company’s annualized net loan charge-offs ratio compares favorably to its national peer group’s average of 1.15% based on the most recent Bank Holding Company Performance Report dated June 30, 2010 provided by the Federal Reserve System.

The provision for credit losses of $1.3 million for the third quarter of 2010 was slightly higher than the net loan charge-offs for the period resulting in the allowance for credit losses of 1.45% of total loans at September 30, 2010 which is consistent with the level at June 30, 2010. “Non-performing assets have shown signs of stabilization during 2010,” said Dufour. “However, we remain cautious as we recognize that the current economic situation might not change substantially until unemployment and the housing market show sustained signs of improvement.”

Balance Sheet Highlights

The Company’s total assets at September 30, 2010 were $2.3 billion, an increase of 2% compared to September 30, 2009. The $35.3 million increase in total assets is primarily due to increases in loans of $16.4 million and investments of $12.6 million. Growth in the loan portfolio resulted from an increase in commercial real estate loans of 5% and a home equity promotion that contributed to the increase in the consumer loan portfolio of 6%. These increases were partially offset by declines in commercial loans of 4% and residential real estate loans of 2%.

Deposits at September 30, 2010 were $1.6 billion, an increase of $68.9 million, or 5%, from September 30, 2009. The deposit growth is primarily derived from low cost deposits with an increase in demand deposit accounts of 13% and an increase in interest checking, savings and money market accounts of 7% from a year ago. Brokered funds increased $70.7 million from September 30, 2009 as a result of more favorable pricing compared to other funding alternatives, including retail certificates of deposit which declined $74.8 million from a year ago. Municipal relationships continue to represent a major contributing factor in the growth of interest checking balances during the past year.

Net Interest Income

Net interest income for the third quarter of 2010 increased to $18.9 million compared to $18.2 million for the third quarter of 2009 and $18.6 million for the second quarter of 2010. The tax equivalent net interest margin of 3.61% for the third quarter of 2010 represents an increase from 3.51% for the same period in 2009 and 3.59% for the second quarter of 2010.

The Company’s yield on earning assets was 4.99% in the third quarter of 2010 compared to 5.35% in the same period a year ago and 5.08% in the second quarter of 2010. The Company’s earning asset yield has gradually declined over the past year as the result of reinvestment of cash flows at lower rates, particularly in the investment portfolio.

The cost of funds was 1.60% in the third quarter of 2010 compared to 2.06% in the same period a year ago and 1.67% in the second quarter of 2010. The cost of funds declined over the past year due to lower interest rates on deposit accounts, maturing retail certificates of deposit and wholesale funding combined with a favorable change in the Company’s deposit mix as a result of growth in lower cost transaction accounts (demand deposit and interest checking accounts). Average transaction account balances increased $60.7 million, or 14%, in the third quarter of 2010 compared to the third quarter of 2009.

Net interest income for the nine months ended September 30, 2010 totaled $55.5 million, an increase of $429,000, or 1%, compared with $55.1 million for the same period a year ago. The increase in net interest income was achieved through an improvement in the Company’s tax equivalent net interest margin of 7 basis points to 3.59%, despite a decline in the average earning assets of $35.9 million in the first nine months of 2010 compared with the same period a year ago. A decrease of 40 basis points in the Company’s earning asset yield in the first nine months of 2010 as compared with the same period in 2009 was offset by a decrease of 49 basis points in the cost of funds.

Non-Interest Income and Non-Interest Expense

Non-interest income was $6.8 million in the third quarter of 2010 compared to $5.1 million in the third quarter of 2009 and $4.4 million in the second quarter of 2010. The increase of $1.7 million, or 32%, for the third quarter of 2010 compared to the same period in 2009 was primarily due to a $2.0 million legal settlement, increases in debit card interchange income of $185,000, and an increase in fiduciary services income of $147,000. These increases were offset by a $191,000 reduction in mortgage banking income, a decline in overdraft fees of $190,000, and a loss on the sale of securities of $188,000.

Non-interest income of $15.8 million for the nine months ended September 30, 2010 represents an increase of $1.1 million, or 7%, compared to the same period in 2009. This increase was primarily due to the $2.0 million legal settlement during the third quarter of 2010 partially offset by a reduction in mortgage banking income of $890,000 related to the sale of $72.5 million in residential mortgage loans during the first nine months of 2009 compared to loan sales of $4.7 million in the first nine months of 2010.

Non-interest expense was $13.5 million for the third quarter of 2010 compared to $12.1 million in the third quarter of 2009 and $12.9 million in the second quarter of 2010. The increase of $1.3 million, or 11%, for the third quarter of 2010 compared to the same period in 2009 was primarily the result of: 1) increases in salaries and employee benefits of $878,000 which reflects an increase in incentive compensation of $441,000 resulting from the success of exceeding financial performance targets, as well as a 5% increase in salary expense related to merit increases and new positions and a 17% increase in health insurance costs; 2) an increase in FDIC assessments of $141,000; 3) higher debit card expenses of $117,000; and 4) an increase in employee hiring and training costs of $87,000.

Non-interest expense of $39.2 million for the nine months ended September 30, 2010 increased 4% compared to the same period in 2009. The $1.4 million increase is due to increases in salaries and employee benefits of $1.3 million, OREO and collection costs of $827,000, and furniture, equipment and data processing costs of $318,000 partially offset by a decline in FDIC assessment costs of $1.2 million.

The Company’s efficiency ratio was 51.22% in the third quarter of 2010 compared to 51.02% in same period a year ago and 54.76% in the second quarter of 2010. The Company’s efficiency ratio was 53.90% in the nine months ended September 30, 2010 compared to 53.21% in the same period a year ago.

Dividends and Capital

The Board of Directors approved a dividend of $0.25 per share, payable on October 29, 2010 to shareholders of record on October 15, 2010. This resulted in an annualized dividend yield of 2.89% based on the September 30, 2010 closing price of the Company’s common stock of $34.65 per share as reported by NASDAQ.

The Company’s total risk-based capital ratio increased to 14.53% at September 30, 2010 compared to 13.15% at September 30, 2009 and 13.49% at December 31, 2009 as capital levels increased from retained earnings. The Company and Camden National Bank exceeded the minimum total risk-based, tier 1, and tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered “well capitalized.”

About Camden National Corporation

Camden National Corporation, ranked 12th in USBanker's 2010 list of top-performing mid-tier banks, is the holding company employing more than 400 Maine residents for two financial services companies: Camden National Bank, along with its division Union Trust, and the wealth management company, Acadia Trust, N.A. Camden National Bank, named in 2009 as the Finance Authority of Maine’s “Financial Institution of the Year,” is a full-service community bank with a network of 38 banking offices serving coastal, western, central, and eastern Maine, plus online banking at CamdenNational.com and UnionTrust.com. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor, and Ellsworth. Located at Camden National Bank, Acadia Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: general, national, regional or local economic conditions which are less favorable than anticipated; changes in loan default and charge-off rates; declines in the equity and financial markets; reductions in deposit levels; declines in mortgage loan refinancing, equity loan and line of credit activity; changes in the domestic interest rate environment and inflation; changes in the carrying value of investment securities and other assets; further actions by the U.S. government and Treasury Department, including actions similar to the Federal Home Loan Mortgage Corporation conservatorship, which could have a negative impact on the Company’s investment portfolio and earnings; misalignment of the Company’s interest-bearing assets and liabilities; increases in loan repayment rates affecting interest income and the value of mortgage servicing rights; changing business, banking, or regulatory conditions or policies, or new legislation affecting the financial services industry, that could lead to changes in the competitive balance among financial institutions, restrictions on bank activities, changes in costs (including deposit insurance premiums), increased regulatory scrutiny, declines in consumer confidence in depository institutions, or changes in the secondary market for bank loan and other products; and changes in accounting rules, Federal and State laws, Internal Revenue Service regulations, and other regulations and policies governing financial holding companies and their subsidiaries which may impact our ability to take appropriate action to protect our financial interests in certain loan situations. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Statement of Condition Data (unaudited)

	September 30,	September 30,	December 31,
(In thousands, except number of shares)	2010	2009	2009

Assets
Cash and due from banks	$33,382	$30,081	$29,772
Securities:
Securities available for sale, at fair value	541,235	525,966	479,708
Securities held to maturity, at amortized cost	36,745	39,366	37,914
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	21,962	21,965	21,965
Total securities	599,942	587,297	539,587
Trading account assets	2,173	1,667	1,725
Loans held for sale	2,456	1,298	-
Loans:
Residential real estate	613,890	625,885	627,655
Commercial real estate	449,672	428,059	434,783
Commercial	187,091	195,818	191,214
Consumer	285,424	269,919	273,106
Total loans	1,536,077	1,519,681	1,526,758
Less allowance for loan losses	(22,336)	(19,435)	(20,246)
Net loans	1,513,741	1,500,246	1,506,512
Goodwill and other intangible assets	45,966	46,543	46,398
Bank-owned life insurance	42,796	41,310	41,677
Premises and equipment, net	25,884	25,234	26,054
Deferred tax asset	11,317	14,204	10,317
Prepaid FDIC assessment	6,686	105	8,197
Interest receivable	7,337	7,649	7,236
Other real estate owned	2,630	5,465	5,479
Other assets	13,692	11,647	12,429
Total assets	$2,308,002	$2,272,746	$2,235,383

Liabilities
Deposits:
Demand	$226,678	$201,451	$193,549
Interest checking, savings and money market	747,000	699,230	675,681
Retail certificates of deposit	492,397	567,210	545,789
Brokered deposits	116,173	45,443	80,788
Total deposits	1,582,248	1,513,334	1,495,807
Federal Home Loan Bank advances	164,397	210,495	209,710
Other borrowed funds	287,810	291,646	274,125
Junior subordinated debentures	43,589	43,487	43,512
Accrued interest and other liabilities	25,768	27,013	21,668
Total liabilities	2,103,812	2,085,975	2,044,822

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,657,098, 7,644,829, and 7,644,837 shares on September 30, 2010
and 2009 and December 31, 2009, respectively	50,763	49,289	50,062
Retained earnings	146,179	130,320	133,634
Accumulated other comprehensive income
Net unrealized gains on securities available for sale, net of tax	10,817	8,163	7,083
Net unrealized (losses) gains on derivative instruments, at fair value, net of tax	(2,636)	11	739
Net unrecognized losses on post-retirement plans, net of tax	(933)	(1,012)	(957)
Total accumulated other comprehensive income	7,248	7,162	6,865
Total shareholders' equity	204,190	186,771	190,561
Total liabilities and shareholders' equity	$2,308,002	$2,272,746	$2,235,383

Statement of Income Data (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except number of shares and per share data)	2010	2009	2010	2009

Interest income
Interest and fees on loans	$20,685	$21,121	$61,725	$64,012
Interest on securities and other	5,593	6,859	17,051	22,204
Total interest income	26,278	27,980	78,776	86,216
Interest expense
Interest on deposits	3,734	5,413	11,812	17,743
Interest on borrowings	3,665	4,342	11,465	13,403
Total interest expense	7,399	9,755	23,277	31,146
Net interest income	18,879	18,225	55,499	55,070
Provision for credit losses	1,291	2,000	5,237	6,514
Net interest income after provision for credit losses	17,588	16,225	50,262	48,556
Non-interest income
Service charges on deposit accounts	1,151	1,361	3,716	3,943
Other service charges and fees	945	777	2,507	2,201
Income from fiduciary services	1,618	1,471	4,697	4,332
Mortgage banking income	160	351	332	1,222
Bank-owned life insurance	401	368	1,119	1,108
Net (loss) gain on sale of securities	(188)	1	(188)	1
Other income	2,750	815	3,830	1,935
Non-interest income before other-than-temporary
impairment of securities	6,837	5,144	16,013	14,742
Other-than-temporary impairment of securities	(38)	-	(217)	-
Total non-interest income	6,799	5,144	15,796	14,742
Non-interest expenses
Salaries and employee benefits	6,949	6,071	19,472	18,195
Net occupancy	899	874	2,830	2,954
Furniture, equipment and data processing	1,150	1,045	3,396	3,078
Consulting and professional fees	589	566	1,926	1,750
OREO and collection costs	636	779	2,768	1,941
Regulatory assessments	832	693	2,149	3,304
Other expenses	2,404	2,119	6,697	6,632
Total non-interest expenses	13,459	12,147	39,238	37,854
Income before income taxes	10,928	9,222	26,820	25,444
Income taxes	3,487	2,894	8,480	7,898
Net income	$7,441	$6,328	$18,340	$17,546

Selected Financial and Per Share Data:
Return on average equity	14.66%	13.93%	12.43%	13.48%
Return on average tangible equity	19.01%	18.79%	16.22%	18.43%
Return on average assets	1.29%	1.10%	1.08%	1.02%
Efficiency ratio (1)	51.22%	51.02%	53.90%	53.21%
Basic earnings per share	$0.97	$0.83	$2.40	$2.30
Diluted earnings per share	$0.97	$0.83	$2.39	$2.29
Cash dividends declared per share	$0.25	$0.25	$0.75	$0.75
Weighted average number of common shares outstanding	7,657,098	7,644,829	7,655,097	7,641,705
Diluted weighted average number of common shares outstanding	7,663,051	7,654,175	7,660,919	7,645,824

(1) Computed by dividing non-interest expense by the sum of net interest income (tax equivalent) and non-interest income (excluding securities gains/losses).

Asset Quality Data (unaudited)

	At or for Nine Months Ended	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended	At or for Nine Months Ended
(In thousands)	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009

Non-accrual loans:
Residential real estate	$5,793	$6,580	$6,234	$6,161	$5,779
Commercial real estate	6,725	7,130	6,223	6,476	5,322
Commercial	4,334	5,379	4,320	4,145	4,226
Consumer	1,155	1,249	1,227	1,158	1,271
Total non-accrual loans	18,007	20,338	18,004	17,940	16,598
Loans 90 days past due and accruing	1,034	545	211	1,135	684
Renegotiated loans not included above	2,055	1,096	677	581	917
Total non-performing loans	21,096	21,979	18,892	19,656	18,199
Other real estate owned:
Residential real estate	412	560	570	1,851	2,314
Commercial real estate	2,218	3,407	4,631	3,628	3,151
Total other real estate owned	2,630	3,967	5,201	5,479	5,465
Total non-performing assets	$23,726	$25,946	$24,093	$25,135	$23,664

Loans 30-89 days past due:
Residential real estate	$3,186	$1,338	$74	$1,847	$2,397
Commercial real estate	1,234	749	1,862	2,196	1,852
Commercial	2,772	1,367	3,530	639	2,760
Consumer	436	537	716	563	531
Total loans 30-89 days past due	$7,628	$3,991	$6,182	$5,245	$7,540

Allowance for loan losses at the beginning of the period	$20,246	$20,246	$20,246	$17,691	$17,691
Provision for loan losses	5,242	3,950	2,000	8,162	6,514
Charge-offs:
Residential real estate	1,103	579	268	792	752
Commercial real estate	844	752	314	1,844	1,843
Commercial	1,098	684	377	2,640	1,865
Consumer	760	395	294	1,180	894
Total charge-offs	3,805	2,410	1,253	6,456	5,354
Total recoveries	653	480	386	849	584
Net charge-offs	3,152	1,930	867	5,607	4,770
Allowance for loan losses at the end of the period	$22,336	$22,266	$21,379	$20,246	$19,435

Components of allowance for credit losses:
Allowance for loan losses	$22,336	$22,266	$21,379	$20,246	$19,435
Liability for unfunded credit commitments	47	47	47	51	-
Balance of allowance for credit losses	$22,383	$22,313	$21,426	$20,297	$19,435

Ratios:
Non-performing loans to total loans	1.37%	1.43%	1.23%	1.29%	1.20%
Non-performing assets to total assets	1.03%	1.13%	1.08%	1.13%	1.04%
Allowance for credit losses to total loans	1.45%	1.45%	1.40%	1.33%	1.28%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.32%	0.28%	0.23%	0.22%	0.32%
Year-to-date	0.27%	0.25%	0.23%	0.37%	0.42%
Allowance for credit losses to non-performing loans	106.10%	101.52%	113.41%	103.26%	106.79%
Loans 30-89 days past due to total loans	0.50%	0.26%	0.40%	0.34%	0.50%

Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Nine Months Ended			At or for the Nine Months Ended
	September 30, 2010			September 30, 2009
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$497,312	$15,434	4.14%	$555,525	$20,312	4.88%
Securities - nontaxable (1)	55,047	2,463	5.97%	64,956	2,886	5.92%
Trading account assets	1,895	16	1.13%	1,413	16	1.55%
Loans: (1) (2)
Residential real estate	623,409	25,125	5.37%	621,407	27,089	5.81%
Commercial real estate	440,720	19,039	5.70%	408,622	18,803	6.07%
Commercial	175,689	7,236	5.43%	183,775	7,700	5.53%
Municipal	16,417	675	5.50%	23,756	913	5.14%
Consumer	278,116	9,887	4.75%	265,006	9,826	4.96%
Total loans	1,534,351	61,962	5.36%	1,502,566	64,331	5.69%
Total interest-earning assets	2,088,605	79,875	5.08%	2,124,460	87,545	5.48%
Cash and due from banks	33,930			28,055
Other assets	162,130			154,800
Less allowance for loan losses	(21,913)			(18,388)
Total assets	$2,262,752			$2,288,927

Liabilities & Shareholders' Equity
Interest-bearing liabilities:
Interest checking accounts	$249,441	681	0.36%	$212,402	759	0.48%
Savings accounts	153,781	358	0.31%	138,039	368	0.36%
Money market accounts	285,972	1,781	0.83%	293,253	2,407	1.10%
Certificates of deposit	528,784	7,694	1.95%	584,747	12,727	2.91%
Total retail deposits	1,217,978	10,514	1.15%	1,228,441	16,261	1.77%
Brokered deposits	104,135	1,298	1.67%	80,973	1,482	2.45%
Junior subordinated debentures	43,553	2,108	6.47%	43,449	2,136	6.57%
Borrowings	477,023	9,357	2.62%	559,886	11,267	2.69%
Total wholesale funding	624,711	12,763	2.73%	684,308	14,885	2.91%
Total interest-bearing liabilities	1,842,689	23,277	1.69%	1,912,749	31,146	2.18%

Demand deposits	200,515			180,702
Other liabilities	22,200			21,448
Shareholders' equity	197,348			174,028
Total liabilities & shareholders' equity	$2,262,752			$2,288,927

Net interest income (fully-taxable equivalent)		56,598			56,399
Less: fully-taxable equivalent adjustment		(1,099)			(1,329)
		$55,499			$55,070

Net interest rate spread (fully-taxable equivalent)			3.39%			3.30%
Net interest margin (fully-taxable equivalent)			3.59%			3.52%

(1) Reported on tax-equivalent basis calculated using a rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Selected Financial Data (unaudited)

			At or for
	At or for the Nine Months Ended		the Year Ended
	September 30,		December 31,
	2010	2009	2009

Tier 1 leverage capital ratio	8.65%	7.87%	8.17%
Tier 1 risk-based capital ratio	13.27%	11.89%	12.24%
Total risk-based capital ratio	14.53%	13.15%	13.49%
Tangible equity to tangible assets (1)	6.99%	6.30%	6.59%
Book value per share	$26.67	$24.43	$24.93
Tangible book value per share (2)	$20.66	$18.34	$18.86

Investment Data (unaudited)

		September 30, 2010
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value

Available for sale
Obligations of U.S. government sponsored enterprises	$49,992	$333	$-	$50,325
Obligations of states and political subdivisions (3)	16,502	709	-	17,211
Mortgage-backed securities issued or guaranteed by
U.S. government sponsored enterprises	428,210	18,484	(51)	446,643
Private issue collateralized mortgage obligations (CMO) (4)	24,889	58	(2,389)	22,558
Total debt securities	519,593	19,584	(2,440)	536,737
Equity securities (5)	5,000	-	(502)	4,498
Total securities available for sale	$524,593	$19,584	$(2,942)	$541,235

Held to maturity
Obligations of states and political subdivisions	$36,745	$3,156	$-	$39,901
Total securities held to maturity	$36,745	$3,156	$-	$39,901

Other securities
Federal Home Loan Bank Stock (6)	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	931	-	-	931
Total other securities	$21,962	$-	$-	$21,962

Trading account assets (7)				$2,173

(1) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by total assets less goodwill and other intangible assets.
(2) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by the number of common shares outstanding.
(3) 99% of the portfolio is rated by at least one of the three major rating agencies (Moody's, Standard & Poor's or Fitch) and all of these ratings are investment grade.

(4) $11.3 million of the CMO's are rated Triple-A by at least one of the three rating agencies, while three CMO's currently carry ratings below investment grade; one CMO with a fair value of $2.7 million is rated Caa1 by Moody's and CCC by Standard & Poor's, a second CMO with a fair value of $1.9 million is rated CCC by Fitch and Standard & Poor's, and a third CMO with a fair value $4.3 million is rate BB by Standard & Poor's and A by Fitch.

(5) The Duff & Phelps (DNP) Select Income Fund Auction Preferred Stock continues to fail at auction. We are currently collecting all amounts due according to contractual terms and have the ability and intent to hold the security until it clears auction, is called or matures on December 22, 2021. The DNP Auction Preferred Stock is rated Triple-A by Moody’s and Standard & Poor's.

(6) The Federal Home Loan Bank of Boston has suspended its quarterly dividend payment.
(7) Investments held in mutual funds that represent deferred director and executive compensation investments.

CONTACT:
Camden National Corporation
Susan M. Westfall, 207-230-2096
Senior Vice President, Clerk
swestfall@camdennational.com